Exhibit 10.2
BIO-RAD LABORATORIES, INC.
2017 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE AND
NON-QUALIFIED STOCK OPTION AGREEMENT
(UNITED STATES HOLDERS)
Bio-Rad Laboratories, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), an option to purchase the number of shares of the Company’s Class A common stock, par value $0.0001 (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) which is incorporated herein by reference. Unless otherwise defined herein, the terms in this Grant Notice shall have the same defined meanings as defined in the Plan and the Stock Option Agreement.

Holder:
Grant Date:
Option Number:
Exercise Price per Share:	$
Total Number of Shares Subject to the Option:	shares
Class:
Expiration Date:

Vesting Schedule:
The Option shall become vested and exercisable in five equal and cumulative installments of twenty percent (20%) of the total number of shares of Stock subject to the Option on each of the first five (5) anniversaries of the Grant Date, provided that the Holder remains continuously employed in active service by the Company from the Grant Date through such date. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each installment except for the last installment of the vesting schedule, which shall be exercisable for the full remainder of the shares of Stock subject to the Option.

By his or her signature, the Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

BIO-RAD LABORATORIES, INC.		HOLDER
By:	/s/ Timothy S. Ernst	By:
Print Name:	Timothy S. Ernst	Print Name:
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT A

STOCK OPTION GRANT NOTICE

NON-QUALIFIED STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Non-Qualified Stock Option Agreement (this “Agreement”) is attached, Bio-Rad Laboratories, Inc., a Delaware corporation (the “Company”), has granted to the Holder an option under the Company’s 2017 Incentive Award Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE I.

GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 of the Plan. With reference to the duties of the Board under the Plan which have been delegated to one or more persons pursuant to Section 12.6, the term “Administrator” shall refer to such person(s), unless the Board has revoked such delegation.
(b)    “Termination of Employment” shall mean the time when the Holder ceases to serve as an Employee for any reason, including, without limitation, a termination by resignation, discharge (with or without Cause), disability, death or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Employment, including, without limitation, whether a Termination of Employment has occurred, whether a Termination of Employment resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Employment. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF OPTION
2.1    Grant of Option. In consideration of the Holder’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Holder the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.2    Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, the Holder agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Holder at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Holder.
ARTICLE III.
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3, 5.10 and 5.16, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Option which has not become vested and exercisable at the date of the Holder’s Termination of Employment shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Holder.
(c)    Notwithstanding Sections 3.1(a) and 3.1(b), pursuant to Section 13.2 of the Plan, the Option shall become fully vested and exercisable in the event of a Change in Control.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration of ten years from the Grant Date;
(b)    The date of the Holder’s Termination of Employment, unless such termination occurs by reason of the Holder’s death; or
(c)    The expiration of one year from the date of the Holder’s Termination of Employment by reason of the Holder’s death.

ARTICLE IV.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. Except as provided in Sections 5.2(b), during the lifetime of the Holder, only the Holder may exercise the Option or any portion thereof. After the death of the Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased the Holder’s will or under the then applicable laws of descent and distribution.
4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or such portion thereof;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
(c)    In the event that the Option shall be exercised pursuant to Section 11.3 of the Plan by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes for the shares of stock with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2 of the Plan, which may be in one or more of the forms of consideration permitted under Section 4.4.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Holder:
(a)    cash or check;
(b)    subject to the authorization of the Administrator, shares of Stock (including, in the case of payment of the exercise price of an Option, shares of Stock issuable pursuant to the exercise of the Option) or shares of Stock held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required;

(c)    delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise or vesting of an Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale;
(d)    other form of legal consideration acceptable to the Administrator in its sole discretion; or
(e)    any combination of the above permitted forms of payment.
4.5    Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock, treasury shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
(b)    The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 13.2 of the Plan.
4.7    Responsibility for Taxes. Holder hereby acknowledges and agrees that the ultimate liability for any and all tax, social insurance and payroll tax withholding legally payable by an employee or corporate officer under Applicable Law (including without limitation laws of foreign jurisdictions) (“Tax-Related Items”) is and remains Holder’s responsibility and liability and that the Company and/or Holder’s employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option and the subsequent sale of the Shares; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Holder’s liability for Tax-Related Items.
Prior to exercise of the Option, Holder shall pay or make adequate arrangements satisfactory to the Company and/or Holder’s employer to satisfy all withholding obligations of the Company and/or Holder’s employer. The Holder may provide that the payment to the Company (or other employer corporation) of all amounts which it is required to withhold in connection with any Tax-Related Items related to the exercise of the Option be satisfied by any payment means described in Section 4.4 hereof, including without limitation, by allowing to have the Company or any Subsidiary withhold shares of Stock otherwise issuable under an Option (or allow the surrender of shares of Stock). The number of shares of Stock which may be so withheld or surrendered shall be limited to the number of shares of Stock which have a fair market value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid adverse accounting consequences). The Administrator shall determine the fair market value of the shares of Stock, consistent with applicable provisions of the Code and other Applicable Law, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares of Stock to pay the Option exercise price or any tax withholding obligation.
 ARTICLE V.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
5.2    Option Not Transferable.
(a)    The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)    During the lifetime of Holder, only Holder may exercise the Option or any portion thereof. After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

5.3    Adjustments. The Holder acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.
5.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at 1000 Alfred Nobel Drive, Hercules, CA 94547, and any notice to be given to Holder shall be addressed to Holder at the address that Holder has most recently provided to the Company’s human resources department. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.5    Data Privacy Consent. Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Holder’s personal data as described in this document by and among, as applicable, the Company, its Subsidiaries, or affiliates for the exclusive purpose of implementing, administering and managing Holder’s participation in the Plan. Holder further understands that Company, its Subsidiaries or affiliates hold certain personal information about Holder, including, but not limited to, Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries or affiliates and details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Holder’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Holder understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Holder’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Holder’s country. Holder authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Holder may elect to deposit any Shares acquired upon exercise of the Option. Holder understands that Data will be held only as long as is necessary to implement, administer and manage Holder’s participation in the Plan. Holder understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing Holder’s local human resources representative. Holder understands that withdrawal of consent may affect Holder’s ability to exercise or realize benefits from the Option.
5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.7    Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Agreement to be construed so as to foster the intent of the Agreement and the Plan.

5.8    Conformity to Securities Laws. The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Holder.
5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
5.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
5.13    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.
5.14    Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with Section 409A of the Code (“Section 409A”). In the event the Administrator determines that any amounts payable hereunder would otherwise be taxable under Section 409A, the Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to exempt this Option from Section 409A or comply with the requirements of Section 409A and thereby avoid the application of taxes under Section 409A.
5.15    Recovery of Erroneously Awarded Compensation. As an additional condition of receiving this Option, Holder agrees that the Option and any proceeds or other benefits Holder may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under Applicable Laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Stock is listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and (ii) under the terms of any policy adopted by the Company as may be amended from time to time for reasons related to fraud, governance or similar considerations (and such requirements shall be deemed incorporated into this Agreement without the consent of Holder). Further, if Holder receives any amount in excess of what Holder should have received under the terms of the Option for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by Administrator, then Holder shall be required to promptly repay any such excess amount to the Company.